SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of report (date of earliest event reported): May 18, 2001




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)





         Texas                          0-4690                    74-2126975
(State or other jurisdiction     (Commission file number)    (I.R.S. employer
   of incorporation)                                        identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000









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ITEM 2.     Other Events

     On May 18, 2001, pursuant to that certain Agreement and Plan of Merger, as amended (the "Merger Agreement"), dated as of January 17, 2001, among Financial Industries Corporation, a Texas corporation ("FIC"), InterContinental Life Corporation, a Texas corporation ("ILCO"), and ILCO Acquisition Company, a Texas corporation and wholly-owned subsidiary of FIC ("Merger Sub"), MergerSub was merged with and into ILCO (the "Merger"). ILCO was the surviving corporation of the Merger and became a wholly-owned subsidiary of FIC. In accordance with the Merger Agreement, FIC will issue 1.1 shares of common stock, par value $0.20 per share ("FIC Common Stock"), for each share of common stock, par value $0.22 per share, of ILCO outstanding at the time of the Merger ("ILCO Common Stock"). In addition, each share of ILCO Common Stock issuable pursuant to outstanding options will be assumed by FIC and become an option to acquire FIC Common Stock with the number of shares and exercise price adjusted for the exchange ratio in the Merger.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)      Financial Statements of Business Acquired.

                     The financial statements required by Item 7(a) will be filed pursuant to Item 7(a)(4) of Form 8-K as soon as practicable, but not later than August 3, 2001, 60 days after the due date of this Current Report on Form 8-K.

            (b)      Pro Forma Financial Information.

                     The pro forma financial information required by Item 7(b) will be filed pursuant to Item 7(b)(2) of Form 8-K as soon as practicable, but not later than August 3, 2001, 60 days after the due date of this Current Report on Form 8-K.

            (c)      Exhibits.

            99.1*    -       Press Release dated May 18, 2001.


______________
* Filed herewith





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        FINANCIAL INDUSTRIES CORPORATION



Date:  May 30, 2001                          By: ____________________________
                                                 Roy F. Mitte
                                                 Chairman, President and Chief
                                                 Executive Officer





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                                  Exhibit 99.1

FOR IMMEDIATE RELEASE
May 18, 2001

FOR MORE INFORMATION CONTACT
Robert S. Cox
512-404-5128

           FINANCIAL INDUSTRIES CORPORATION AND INTERCONTINENTAL LIFE
                           CORPORATION COMPLETE MERGER

AUSTIN, TEXAS - Financial Industries Corporation (FIC; Nasdaq NMS: symbol FNIN) and InterContinental Life Corporation (ILCO; Nasdaq Small Cap: symbol ILCO) jointly announced today the completion of the merger of a subsidiary of FIC with and into ILCO, with ILCO surviving the merger as a wholly-owned subsidiary of FIC.

FIC will issue 1.1 shares of its common stock, $0.20 par value, for each share of ILCO common stock, $0.22 par value, outstanding at the time of the merger and not held directly by FIC or ILCO. In addition, each option to purchase ILCO common stock will be assumed by FIC and become an option to purchase FIC common stock with the number of shares and exercise price adjusted for the exchange ratio in the merger. Taking shares issuable upon exercise of options into account, FIC will issue up to approximately 5.8 million shares to former ILCO shareholders and optionholders as a result of the merger.

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